                            ASSET PURCHASE AGREEMENT


                                 By and Between

             HEALTHCARE IMAGING SERVICES OF RITTENHOUSE SQUARE, INC.

                                       and

                        RITTENHOUSE IMAGING CENTER, L.P.

                           Dated: as of March 5, 2001

                            ASSET PURCHASE AGREEMENT

     THIS ASSET PURCHASE AGREEMENT is made as of March 5, 2001 (the "Signature Date") by and between HEALTHCARE IMAGING SERVICES OF RITTENHOUSE SQUARE, INC., a corporation having an address at 1705 Rittenhouse Square, Philadelphia, Pennsylvania 19103 (hereinafter referred to as "Seller"), and, RITTENHOUSE IMAGING CENTER, L.P., a Pennsylvania limited partnership having an address at 1705 Rittenhouse Square, Philadelphia, Pennsylvania 19103 (hereinafter referred to as "Purchaser").

                               W I T N E S S E T H

WHEREAS,  Seller owns and operates a diagnostic  imaging  facility
(the "Facility") located at 1705 Rittenhouse Square, Philadelphia, Pennsylvania (the "Premises"); and

WHEREAS, Seller desires to sell to Purchaser, and Purchaser desires to purchase, all of Seller's right, title, and interest in and to the assets utilized by Seller in the operation of the Facility, excluding any real property, cash or cash equivalents, and any accounts receivable or other rights to payment (the "Assets");

NOW, THEREFORE, in consideration of the foregoing premises, the respective promises, representations, covenants and warranties hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Seller and Purchaser hereby agree as follows:

  1.  PURCHASE.

     (a) Subject to the terms and conditions hereof and on the basis of and in reliance upon the covenants, agreements and representations and warranties set forth herein, on March 5, 2001 or such earlier date as the parties may mutually agree upon in writing (the "Closing Date"), Seller hereby agrees to sell, transfer, assign, convey, release and deliver to Purchaser by bill of sale ("Bill of Sale"), free and clear of all liens, encumbrances and adverse claims of any nature whatsoever and Purchaser hereby agrees to purchase and accept from Seller, all of Seller's right, title and interest in and to the Assets. The Assets shall include, without limitation, the following:

     (i) Equipment. All of the fixtures, leasehold improvements, medical and office equipment and furniture and other tangible property used at the Facility, including the items listed on Exhibit 1A, but excluding the items listed on
Exhibit 1B.

     (ii) Patient Records. All currently existing patient lists, patient credit information and histories and clinical records, including but not limited to all charts, documents, radiographs, photographs and slides pertaining to patients of the Facility and other documents and records generated in connection with the Facility.

     (iii) Miscellaneous Assets. The goodwill of the Seller's business at the Facility together with all of Seller's rights in and to the trade name Rittenhouse Square Imaging and other intangible assets of the Facility, including Seller's rights under the contracts listed on Exhibit 1C (the "Assigned Contracts") and telephone and fax numbers, to the extent assignable, but excluding any cash or cash equivalents, and any accounts receivable or other rights to payment for services performed prior to the Closing Date.

     (iv) Personal Property. All other personal property of the Seller used in the Facility including, without limitation, prepaid items, utility and other deposits, supplier lists, and to the extent assignable, all present and future causes of action and claims, including claims under warranties related to the Assets but excluding claims for payment for medical services rendered prior to the Closing Date.

     (b) Assumption. On the Closing Date, Purchaser shall assume all of Seller's obligations that accrue from and after the Closing Date under the Assigned Contracts.

     (c) Maintenance of Assets. All of the Assets transferred hereunder shall be maintained by Seller and delivered to Purchaser at the Premises on the Closing Date in the same good condition and working order existing as of the Signature Date, reasonable wear and tear excepted.

     (d) Risk of Loss. Seller shall bear all risk of destruction, loss or damage to the Assets due to fire or other casualty until the closing of the transactions contemplated hereunder. In the event of any destruction, loss or damage to the Assets, the Purchase Price (as defined below) may be adjusted at the closing to reflect such destruction, loss or damage, in such amounts as Purchaser and Seller shall agree upon in good faith; provided, that Purchaser wishes to proceed with the purchase of the Assets hereunder.

     (e) Liabilities. Except for Seller's obligations accruing from and after the Closing Date under the Assigned Contracts, Purchaser shall not be deemed to have assumed, and Seller shall remain responsible for, any liabilities, obligations, or debts of Seller of any type or nature, whether known or unknown, fixed, contingent or otherwise, and whether or not threatened or pending, including, but not limited to, (i) liability based on tortious or wrongful actions, (ii) taxes of any kind, (iii) wages or benefits for employees or agents, (iv) obligations to any shareholders, (v) payment of rent, service fees or any types of invoices payable by Seller or its shareholders, and (vi) recoupment or refund of amounts paid by any third party payor, including refunds requested by federal, state or local government. Further, Seller hereby indemnifies and holds Purchaser harmless from and against any and all obligations and liabilities of Seller not expressly assumed by Purchaser hereunder.

     2. PAYMENT. (a) Purchase Price. As consideration for the Assets, Purchaser shall pay Seller One Million Five Hundred Thousand Dollars ($1,500,000) (the "Purchase Price"):

     (i) Eight Hundred Thousand ($800,000) Dollars, payable by certified or bank check or wire transfer to an account designated by Seller on the Closing Date, and

     (ii) Seven Hundred Thousand Dollars ($700,000) (the "Post- Closing Price") payable in the following manner: Twenty-five percent (25%) of the amount by which revenue generated at the Facility following the Closing Date exceeds Two Hundred Fifty-Thousand Dollars in any calendar quarter (the "Post-Closing Revenue Payments "), up to a maximum of Seven Hundred Thousand ($700,000) Dollars (subject to the credit described in Section 2(b) hereof), payable, with respect to each calendar quarter, no later than twenty (20) days after the last day of such calendar quarter; provided, however, that (A) Purchaser's obligation to pay the outstanding balance of the Post-Closing Price shall terminate following the payment of all Post-Closing Revenue Payments due with respect to revenues generated prior to the twentieth (20th) complete calendar quarter following the Closing Date (the "Five Year Anniversary"), and (B) the entire unpaid balance of the Post-Closing Price shall become immediately due and payable (1) if and when prior to the Five Year Anniversary the Purchaser shall
(X) fail on any ten consecutive business days to provide adequate staffing of the Facility during normal business hours for the performance of substantially all of the MRI services for which the Facility receives requests and which can be properly performed with the Assets or (Y) (i) admit in writing its inability to pay debts generally as they become due; (ii) file a petition to be adjudicated as voluntary bankrupt or for reorganization, dissolution or liquidation or file a petition or otherwise take advantage of any state of federal bankruptcy or insolvency law; (iii) be the subject of any involuntary petition in bankruptcy and such petition has not been withdrawn or stayed within 60 days of the filing of same; (iv) make an assignment for the benefit of creditors or seek a composition with creditors; (v) have a receiver appointed for itself or for the whole or any substantial part of its properties; or (vi) be adjudicated as bankrupt, and (2) from the proceeds of any fire or casualty insurance maintained with respect to the Facility to the extent that such proceeds are not used within six (6) months of receipt thereof for the repair of the Facility. Any insurance proceeds described in clause(B)(2) of this subparagraph shall be held in a segregated account until applied to the repair of the Facility or to payment of the Purchase Price.

     (iii) . During the time when any Post-Closing Revenue Payments = shall be due hereunder, Seller shall have the right of reasonable access, during Purchaser's normal business hours and upon reasonable prior notice, to Purchaser's financial records for the sole purpose of verifying the accuracy of such Post-Closing Revenue Payments.

     (b)  Upgrade  Credit.
     (i) If at any time after the Closing Date, the Purchaser closes the Facility and commences construction or renovations for the purpose of removing the MRI system included in the Assets, and installing a new MRI system ("Facility Upgrade Closure"), Purchaser shall be entitled to a credit against the Post-Closing Revenue Payments remaining due in an amount equal to the lesser of (A) the Purchaser's Net Cost (as defined below), or (B) the amount by which Seven Hundred Thousand $700,000 Dollars exceeds the Post-Closing Revenue Payments accrued prior to the Facility Upgrade Closure (the "Post-Closing Payment Balance"). "Purchaser's Net Cost" means the out-of-pocket costs incurred by the Purchaser for the planning, construction, renovation and acquisition of a new MRI system, less the trade-in value of the Existing MRI System at the time of the Facility Upgrade Closure.

     (ii) Purchaser shall have the sole discretion to determine whether or not to upgrade the Facility as contemplated by this Section 2(b). In the event that Purchaser elects to so upgrade the Facility, Purchaser shall inform Seller of the proposed upgrade plans, and Seller and Purchaser shall each obtain and submit written bids for the construction and renovation work from reputable contractors that are licensed and qualified to conduct such business in the City and County of Philadelphia and the Commonwealth of Pennsylvania ("Qualified Contractors"). In the event that the bids differ by more than $50,000, Seller and Purchaser shall each obtain and submit a second written bid from another Qualified Contractor. For purposes of calculating the Purchaser's Net Cost, the actual out-of-pocket costs for construction and renovation shall be limited to the average of (i) the lower of the two bids submitted by the Seller and (ii) the lower of the two bids submitted by the Purchaser. In the event that such an upgrade is done, the entire Post-Closing Payment Balance, if any, shall be due to Seller on the thirtieth (30th) day following the re-opening of the Facility.


     (c) Allocation of Purchase Price. The allocation of the Purchase Price among the Assets and the covenant not to compete (as set forth under Section 7 below) shall be made in accordance with the schedule set forth on Exhibit 2, attached hereto and made a part hereof. The parties agree to abide by the allocations set forth above in making any and all reports of the action contemplated herein, including reports for purposes of federal and state taxation.


     (d) Closing Adjustments. Purchaser shall reimburse Seller for pre-paid rent, real estate taxes and utilities for periods prior to the closing date, and for any security deposits upon presentation of satisfactory evidence thereof by Purchaser at the closing or within one month thereafter.

     (e) Purchaser's right, title and interest in and to all personal property of the Purchaser, including, but not limited to, all equipment, furnishings and accounts and all proceeds thereof (the "Collateral"), to secure the unpaid balance of the Purchase Price. Purchaser shall execute Uniform Commercial Code financing statements and take such other actions as may be appropriate to perfect the security interest granted hereby, and shall notify Seller not less than 15 days prior to relocation of the Collateral or any change in the Purchaser's principal place of business. Such security interest shall be subject to the consent of and subject and subordinate to the interest of DVI Financial Services Corp. ("DVI") in and to the Collateral, and Seller shall execute a subordination agreement in favor of DVI reflecting the terms of such subordination.

     3. SELLER'S REPRESENIATIONS AND WARRANTIES. Except where otherwise set forth in this Agreement, Seller represents, warrants, and agrees as follows:

     (a) Organization and Standing. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Pennsylvania. Seller has all power and authority to carry on its business as now conducted and all governmental licenses, authorizations, consents and approvals to carry on its business as now conducted.

     (b) Binding Agreement. Seller has taken all corporate actions necessary to authorize its execution of this Agreement and the other documents required to be delivered to Seller herewith (collectively, "Seller's Transaction Documents") and to which Seller is a party, and to carry out its obligations hereunder and thereunder. This Agreement is a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms.

     (c) Compliance with Law and Instruments. The business and operation of the Facility have been and are being conducted in accordance with all applicable laws, rules, regulations and ordinances including, without limitation, the Federal Environmental Protection Act, the Occupational and Safety Hazards Act, Medicare and Medicaid rules and regulations, all federal, state and local licensing and health laws and other similar laws. Except as set forth on Exhibit 3C, there are no outstanding notices of violation or noncompliance involving Seller issued by the any governmental agency or authority. In signing, delivering and performing this Agreement, Seller, to the best of its knowledge, does not violate any law, rule, regulation or ordinance, and does not cause a breach, default, or the imposition of any lien or encumbrance on any property of any arrangement, agreement, or other instrument to which Seller is a party or by which Seller is bound.

     (d) Litigation. Except as set forth on Exhibit 3D, there are no legal actions, litigation, suits, administrative proceedings, government proceedings, arbitrations, judgments, orders, writs or injunctions presently pending or threatened against Seller, its assets or business; and Seller is not aware of any facts that it reasonably anticipates may result in any such action, suit, arbitration or other proceeding.

     (e) Governmental Permits. Attached hereto as Exhibit 3E is a true and correct list of all governmental permits and approvals relating to the operation of the Facility and the Assets and the provision of medical services by or on behalf of Seller which Seller has heretofore obtained and which are now in effect. Seller, to the best of its knowledge, is not in default under and has not received any notices of any claim, default, deficiency or violation or any other proceeding, relating to any such governmental permit or approval.
(f) Title to Properties and Assets. Except as set forth on Exhibit

     3F, Seller is the sole owner of the Assets, holding good, absolute, and marketable title to all of the Assets, free and clear of any mortgage, pledge, lien, charge, security interest, encumbrance, or restriction (collectively, "Title Objections"). Upon transfer of the Assets hereunder, Purchaser will acquire good and marketable title thereto, free and clear of all Title Obligations. Between the Signature Date and
     the Closing Date, Seller shall not transfer, lease, mortgage or pledge the Assets, or subject the Assets to any lien, charge, security interest or any other encumbrance of any kind.

     (g) Solvency. Seller is solvent and will not be rendered insolvent by the transfer contemplated by this Agreement. Seller will be able to meet its business obligations as they become due subsequent to the Closing Date.

     (h) Condition of Properties and Assets. All equipment and furnishings valued on Seller's books (net of depreciation) at greater than Five Hundred ($500) Dollars owned by Seller are in good condition and working order, taking into account their age and subject to normal wear and tear, at the time of execution of this Agreement. All manufacturer warranties for the equipment and furnishings, if any, are in the name of Seller. Any leases, service contract, licenses or other contract or instruments that constitute Assets hereunder are valid and effective in accordance with their terms, and there is no existing default by Seller of any of its obligations thereunder.

     (i) Operations. Prior to the Closing Date, Seller shall not enter into any transaction or perform any act that would constitute a breach of the representations, warranties, or agreements contained in this Agreement. Prior to the Closing Date, Seller shall operate the Facility in the ordinary course of business.

     (j) No Competing Practice. Seller does not own or control any other practice or entity, including, without limitation, any entity providing services similar to the Facility within the City of Philadelphia.

     (k) Consents. Except as set forth on Exhibit 3K, no license, consent, order or authorization of, or filing with any person, entity or governmental agency or authority is required in connection with Seller's execution and delivery of this Agreement or any of Seller's Transaction Documents or for the consummation by Seller of the transactions contemplated hereby and thereby.

     (l) Absence of Conflicting Agreements. The execution and delivery of this Agreement does not, and the execution and delivery of Seller's Transaction Documents by Seller and the performance by Seller of the transactions contemplated hereby and thereby will not: (i) conflict with any provision of the Articles of Incorporation, Bylaws or other charter document of Seller; (ii) violate or conflict with any applicable law, or any applicable rule, judgment, order, writ, injunction or decree of any court as such is applicable to Seller;
(iii) violate or conflict with any applicable rule or regulation of any administrative agency or other governmental authority as such is applicable to Seller; (iv) result in a breach of or a default under (or with notice or lapse of time, or both, result in a breach of or constitute a default under) any agreement lease, indenture, instrument or contract to which Seller is now a party or by which it is bound. Such execution, delivery and performance will not result in the creation or imposition of any liens or other encumbrances on any of the Assets in favor of third parties.


     (m) Labor Matters. None of the employees of the Facility is represented by any union or other collective bargaining representative nor are there currently any attempts by any union or other collective bargaining representative to organize employees and there have been no such attempts within the last year. All employees of the Facility are employees at will and may be terminated by Seller without penalty or liability.

     (n) Employee Benefit Plans. Seller has not established any profit-sharing bonus, pension, retirement, incentive, vacation, holiday, health, life insurance or other similar plan, policy or arrangement for any of the employees of the Facility, whether subject to the Employee Retirement Income Security Act of 1974, as amended, or otherwise. Seller has no unfunded liabilities under any pension or other employee benefit plan which it may have established or to which it is bound.

     (o) No Unusual Arrangements with Employees. Seller has no unusual or cash payment arrangements with any of Seller's employees. All employees are paid through Seller's payroll system and receive only the payments disclosed by such system.

     (p) Relationships. There are no disputes or controversies existing between Seller or the Facility and any of its clients or patients with respect to any service provided by the Facility. There are no disputes or controversies existing between Seller or the Facility and any supplier or other contractor with respect to any product or service purchased by Seller or the Facility from such person.

     (q) Third Party Payors. Seller is in good standing with the United States Department of Health and Human Services ("DHHS") and all similar state agencies. Seller, to the best of its knowledge, has not had any action or complaint brought against it or been reprimanded or sanctioned, by DHHS or any similar state agency for any alleged fraud, abuse or other wrongful conduct. Neither the Health Care Financing Administration ("HCFA"), the Division of Medical Assistance and Health Services nor any similar federal or state agency has any claim or any possible claim for monies due or to become due.

     (r) Insurance. Seller has policies of insurance on the Facility, equipment and inventory in connection with the Facility in amounts deemed sufficient and reasonable by management of Seller.

     (s) Taxes. Seller has filed all tax returns required to be filed by Seller under the laws of the United States, the Commonwealth of Pennsylvania, and the applicable governmental localities. Seller has paid or set up an adequate reserve in respect of all such taxes for the periods covered by such returns. Seller has no tax liability for which no tax reserve has been made in respect of any jurisdiction in which the failure to do so will have a material adverse effect on the Facility. The amounts set up as provisions for taxes by Seller for the Facility are sufficient for all accrued and unpaid federal, state, county and local taxes, including any interest and penalties in connection therewith, of Seller, whether or not disputed, for all fiscal periods to the date of the Balance Sheet (as hereinafter defined). Seller has not been notified that any income tax returns of Seller is currently under audit by the Internal Revenue Service or any state tax agency. No agreements have been made by Seller for the extension of time or the waiver of the statute of limitation for assessment of any tax. Seller has withheld proper and accurate amounts from its employees for all periods to ensure full and complete compliance with tax withholding provisions of applicable federal, state and local tax laws; proper and accurate federal, state and local tax returns have been filed by Seller for all periods for which returns were due with respect to sales, withholding, F.I.C.A. and unemployment taxes, in the amount shown thereunder to be due and payable and all such amounts have been paid in full.

     (t) Hazardous Substances. To the best of Seller's knowledge, neither Seller, nor to Seller's knowledge, any other person, has caused or permitted Seller's assets to be used to generate, manufacture, refine, transport, treat, store, handle, dispose, transfer, produce or process Hazardous Substances (as hereinafter defined), or other dangerous or toxic substances, oils, or solid waste, and neither Seller, nor to Seller's knowledge, any other person, has caused or permitted any Release (as hereinafter defined) of any Hazardous Substance on or offsite of Seller's property, including, but not limited to, property leased to Seller. "Hazardous Substances" include any pollutants, dangerous substances, toxic substances, hazardous wastes, hazardous materials, oils, or hazardous substances as defined in or pursuant to the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601-9657 ("CERCLA"), or any other federal, state or local environmental law, ordinance, rule or regulation as such laws, ordinances, rules or regulations exist as of the date hereof. "Release" means releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping. Purchaser acknowledges that Seller has caused medical waste arising from the Facility's operations to be disposed of in accordance with applicable laws and regulations. Seller has not received any notice from any governmental agency that Seller is a potentially responsible party in any proceeding under CERCLA or any similar state or local environmental statute or regulation.

   (u) Finders. No broker or finder has acted for Seller in connection with the transactions contemplated by this Agreement, and no broker or finder is entitled to any broker's or finder's fee or other commission in respect thereof based in any way on agreements, understandings or arrangements with Seller.


     (v) Disclosure. No representation or warranty by Seller in this Agreement and no information in any statement, certificate, schedule or other document furnished or to be furnished to the Purchaser pursuant hereto, or in connection with the transaction contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading. Except as disclosed in this Agreement and the exhibits and schedules attached hereto and excluding, economic, business and regulatory factors affecting the Facility generally, there is no fact which Seller has not disclosed to the Purchaser in writing which materially adversely affects or may materially adversely affect the Facility, operations, prospects, assets, profits or conditions (financial or otherwise) of the Facility.

     (w) Financial Statements. Seller has delivered to Purchaser true and correct copies of (i) Seller's income tax statements for the years ended December 31, 1999, December 31, 1998 and December 31, 1997, and (ii) Seller's unaudited income statement and balance sheet for the six month period ended 2000 (the "Balance Sheet"). There is no basis for the assertion against Seller or the Facility of any liability or obligation of the Facility of any nature or in any amount.

     (x) Absence of Certain Events. Since the date of Seller's last audited balance sheet and except as reflected on Seller's most recent unaudited balance sheet, (the "Balance Sheet"), Seller has not: (i) sold, assigned, transferred or otherwise disposed of, or entered into an agreement to sell, assign, transfer or otherwise dispose of, any asset used in the Facility, except in the ordinary course of business consistent with past practice; (ii) increased the salaries or other compensation of, or made any distributions, advances (excluding advances for ordinary and necessary business expenses) or loans to any employees of the Facility or made any increase in, or any additions to, other benefits to which any employees of the Facility may be entitled other than salary increases to non-management level employees made in the ordinary course of business; (iii) entered into any transaction relating to, or affecting, the Facility other than in the ordinary course of business consistent with past practice; (iv) accelerated the collection of any fees or otherwise collected such fees in a manner not consistent with the normal practice of the Facility; (v) mortgaged and pledged any of the Assets, or suffered the creation of any lien, pledge, mortgage, easement, security interest, conditional sales contract or other encumbrance of any nature whatsoever, other than the liens, if any, of current taxes not yet due and payable; (vi) made or suffered any amendment or termination of any material contract, commitment, lease, instrument or agreement relating to the Facility;

     (vii) except in the ordinary course of the Facility consistent with past practice, discharged or satisfied any lien or encumbrance, or paid any liabilities or failed to pay or discharge when due any liabilities, the failure to pay or discharge of which has caused or may cause any damage or risk of loss to the Facility; (viii) changed any of the accounting principles followed by Seller or the methods of applying such principles; (ix) forgiven, canceled, modified or waived any debts or claims held by Seller with respect to the Facility or waived any rights of substantial value relating to the Facility; (x) borrowed or agreed to borrow any funds or voluntarily incurred, assumed, or become subject to, whether directly or by way of guarantee or otherwise, any obligation or liability other than in the ordinary course of the Facility; (xi) issued or sold any stock, notes, bonds or other securities, or any options or warrants to purchase the same, or entered into any agreement with respect thereto, whether or not in the ordinary course of the Facility; or (xii) changed the rates which it or its agent charges its patients for the rendering of medical services.

     4. PURCHASER'S REPRESENTATIONS AND WARRANTIES. Except where otherwise set forth in this Agreement, Purchaser acknowledges, warrants, represents and agrees as follows: (a) Qualifications. Purchaser is a Pennsylvania limited partnership, duly organized and in good standing in the Commonwealth of Pennsylvania, and has all requisite power and authority to enter into the transaction contemplated by this Agreement.

     obligation of Purchaser, enforceable against Purchaser in accordance with its terms. (c) Compliance with Law and Instruments. The signing, delivery and performance of this Agreement does not violate any law or constitute a breach or default under any agreement or other restriction to which Purchaser is a party or by which Purchaser is bound. (d) Patient Records. (i) Seller and Purchaser shall maintain the confidentiality of and provide patients and their representatives access in accordance with applicable law to the clinical and financial content of all patient records which contain treatment, diagnostic or other entries dated on or prior to the date of execution of this Agreement ("Patient Records"). (i) Purchaser shall preserve all of the Patient Records and billing records in a safe place and manner and for a period of time consistent with all applicable federal, state and local laws. (i) After the closing, all Patient Records are and shall remain the sole property of purchaser; provided, however, in the event litigation has been initiated against Seller as such litigation relates to the delivery of services, by the Seller prior to the Closing Date, Purchaser shall grant Seller and Seller's agents access, during normal business hours, to the Patient Records to inspect and copy such records (at Seller's sole and exclusive cost).

5.  CONDITIONS  PRECEDENT TO PURCHASER'S AND SELLER'S OBLIGATIONS.
     (a) The obligation of Purchaser to consummate this Agreement is subject to and conditioned on the delivery of the following to Purchaser, at or prior to the closing: (i) a certification by Seller to the effect that (1) Seller has complied with all of the terms and conditions of this Agreement to be complied with and performed by Seller at or  prior  to the  Closing  Date;  (2)  all of the  representations  and warranties made by Seller herein remain true and accurate as of the Closing Date; and (3) this Agreement is duly authorized, executed and delivered; (i) the "Assignment" of the lease (in the form Assignment attached hereto as Exhibit 5(A)(ii)) for the Premises together with the written consent of landlord of the Premises to the assignment of the lease to Purchaser; (i) the Bill of Sale for the Assets executed by Seller, in the form of Bill of Sale attached hereto as
Exhibit 5(A)(iii); (i) a corporate good standing certificate, copies of Seller's certificate of incorporation and bylaws, corporate resolutions authorizing the transactions contemplated herein, and complete copies of any licenses, permits or registrations held by Seller; (i) possession of the Assets; (i) a report of a recognized search firm of the records of the Office of the Secretary of the Commonwealth of Pennsylvania and the Offices of the Prothonotary and Recorder of Deeds, of Philadelphia County, Pennsylvania regarding financing statements, tax liens and judgments filed against the Assets and/or Seller indicating that there are no liens or encumbrances against the Assets and/or Seller; (i) a Certification from Hitachi Corporation that the MRI system, including magnet, processor and all ancillary equipment purchased hereunder is in good condition and working order; (i) the Assignment (in the form Assignment attached hereto as Exhibit 5(A)(viii)) of Seller's right, title and interest as an in-network participating provider in the Personal Choice health plan of Independence Blue Cross ; and

     (i) the Bill of Sale for the Assets executed by Healthcare Imaging Services, Inc., an affiliate of Seller, in the form of the Bill of Sale attached hereto as Exhibit 5(A)(ix). (a) The obligation of Seller to consummate this Agreement is subject to and conditioned on delivery of the following to Seller at or prior to the Closing: (i) a certification by Purchaser to the effect that
(1) Purchaser has complied with all of the terms and conditions of this Agreement to be complied with and performed by Purchaser, at or prior to the Closing Date; and (2) all of the representations and warranties made by the Purchaser herein remain true and accurate as of the Closing Date.

     6. PURCHASER'S RIGHT OF EXAMINATION. Seller shall afford Purchaser access, upon reasonable notice, during normal business hours, to all of its business operations, properties, books, files, and records, and shall cooperate in
Purchaser's examination thereof. Until the closing, Purchaser shall hold in confidence all information so obtained, and any document or instrument obtained by Purchaser in connection with this Agreement shall be held in express trust for and on behalf of Seller. No examination by Purchaser shall constitute a waiver or relinquishment by Purchaser of the right to rely on Seller's
covenants,   representations,  and  warranties  made  in  or  pursuant  to  this
Agreement.

     7. COVENANT NOT TO COMPETE. (a) Neither Seller, nor any corporation, partnership, or other practice entity or person, controlling, controlled by or under common control with, Seller shall at any time disclose, directly or indirectly, to any person outside of the employ of Purchaser, without the express written authorization of Purchaser, any patient lists, patient files or records, pricing or Facility strategies, or any other type of proprietary data or trade secrets relating to the Facility or any financial or other information about Purchaser or any of its affiliates not in the public domain.

     (a) Neither Seller (as owner or independent contractor) nor any corporation, partnership, or other practice entity or person, controlling, controlled by, or under common control with, Seller shall, for a period of two
(2) years after the Closing Date, directly or indirectly, operate, manage, work for, own or control any business or services of the same general character as those engaged in or performed by the Facility within the City of Philadelphia.
(a) Neither Seller nor any corporation, partnership, or other practice entity or person, controlling, controlled by, or under common control with, Seller shall engage or participate in any effort or act to induce any third-party payors, health care services providers, physicians, suppliers, associates, employees, or independent contractors of the Facility to cease to do business with the Facility or, with respect to employees, to accept employment with Seller. (a) The parties to this Agreement agree that if a court of competent jurisdiction determines that any provision contained in this Section 7 is invalid or unenforceable by reason of the duration or geographical scope of such covenant such duration or geographical scope, or both, shall be reduced to a duration or geographical scope consistent with the decree of the court. (a) Seller acknowledges that damages alone shall not be an adequate remedy for any breach by Seller of its covenants contained in this Section 7 of this Agreement, and accordingly, Seller agrees that, in addition to any other remedies which Purchaser may have, Purchaser shall be entitled to injunctive relief in any court of competent jurisdiction for any breach or threatened breach of any such covenants by Seller.




     8. INDEMNIFICATION.(a) Indemnification by Seller. Seller agrees to indemnify, protect, defend and hold Purchaser harmless from any and all damages, claims, actions, demands, losses, expenses, liabilities, penalties, defenses, judgments, proceedings, costs and disbursements (including, without limitation, reasonable attorneys' fees and disbursements) which may at any time be imposed upon, incurred by or asserted or awarded against Purchaser, arising out of, resulting from, caused by or in any way connected with any act or omission of Seller with respect to Seller's business operations that occurs on or prior to the Closing Date (including, but not limited to, any amounts payable accruing prior to the Closing Date under any Assigned Contracts), or a breach of, any of the representations, warranties or agreements made by Seller in this Agreement. Seller shall reimburse Purchaser on demand for any payment made by Purchaser at any time after the Closing Date, based on the judgment of any court of competent jurisdiction or (subject to Seller's right to control the proceeding as set forth below) pursuant to a bona fide compromise or settlement of claims, demands, or actions, in respect to any damages to which the foregoing indemnity is related. Purchaser shall give Seller prompt written notice of any litigation threatened or instituted against Purchaser that might constitute the basis of a claim for indemnity by Purchaser against Seller, and Seller shall be entitled, at its own cost and expense, to contest or defend, by appropriate proceeding, or to compromise or settle, as Seller shall determine, any such litigation or claim. If Seller elects not to participate in the defense of any such claim, Seller shall be bound by the results obtained by Purchaser with respect to such claim, provided Purchaser has used reasonable good faith efforts to defend against such claim according to the merits of the claim. Additionally, if Seller shall fail to indemnify Purchaser hereunder, notwithstanding any other provision in this Agreement, Purchaser shall have the right, on written notice to Seller, to set off ratably against any notes, payments, salary or bonus Purchaser may otherwise owe to Seller for any amount to which Purchaser is entitled by way of indemnification and which Seller has failed to pay or provide. (a) Indemnification by Purchaser. Purchaser hereby agrees to indemnify, protect, defend and hold Seller harmless after the Closing Date against and from any and all damages, claims, actions, demands, losses, expenses,
liabilities, penalties, defenses, judgments, proceedings, costs and disbursements (including, without limitation reasonable attorneys' fees and disbursements) which may at any time be imposed upon, incurred by or asserted or awarded against Seller arising out of, resulting from, caused by or in any way connected with any act or omission of Purchaser with respect to the Assets or the Facility arising after the Closing Date (other than act or omission by any shareholder in his capacity as an employee or agent of Purchaser), or a breach of any of the representations, warranties or agreements made by Purchaser in this Agreement. Purchaser shall reimburse Seller on demand for any payment made by Seller at any time after the Closing Date, based on the judgment of any court of competent jurisdiction or (subject to Purchaser's right to control the proceeding as set forth below) pursuant to a bona fide compromise or settlement of claims, demands, or actions, in respect to any damages to which the foregoing indemnity is related. Seller shall give Purchaser prompt written notice of any litigation threatened or instituted against Seller that might constitute the basis of a claim for indemnity by Seller against Purchaser, and Purchaser shall be entitled, at its own cost and expense, to contest or defend, by appropriate proceeding, or to compromise or settle, as Purchaser shall determine, any such litigation or claim. If Purchaser elects not to participate in the defense of any such claim, Purchaser shall be bound by the results obtained by Seller with respect to such claim, provided Seller has used reasonable good faith efforts to defend against such claim according to the merits of the claim. Additionally, if Purchaser shall fail to indemnify Seller hereunder, notwithstanding any other provision in this Agreement, Seller shall have the right on written notice to Purchaser, to set off ratably against any notes, payments, salary or bonus Seller may otherwise owe to Purchaser for any amount to which Seller is entitled by way of indemnification and which Purchaser has failed to pay or provide. (a) Indemnification obligations are undertaken by the parties hereto solely for the benefit of one another, and shall not be deemed to constitute assumptions of liability or admissions against interest which may be relied upon or enforced by any other party. There are no third-party beneficiaries of this Agreement.

     9. EMPLOYMENT BY THE PRACTICE. (a) Purchaser may offer employment to non-physician employees of the Facility at compensation levels and on other terms satisfactory to the Purchaser in its sole discretion. Seller shall use its best efforts to facilitate acceptance of Purchaser's offer of employment by those employees of the Facility to whom Purchaser makes such offer. Purchaser or any affiliate employing such employees retains the exclusive right to terminate any employee or to vary the terms of his or her offer of employment. Seller shall cooperate with Purchaser in effectuating appropriate transitional payroll arrangements.
     (b) Employee Compensation, Benefit and Bonus Claims. Seller shall retain the obligation, if any, to pay any amounts owing to employees of the Facility with respect to employee compensation, bonus or incentive awards, if any, for services rendered on or before the Closing Date, in accordance with the terms of applicable plans or policies of the Facility.

10.  CONFIDENTIALITY.  All business
records, including without limitation, referral lists, and all patient records of the Facility are the sole property of Seller and shall be the sole property of Seller until the Closing Date. Prior to the Closing Date, Purchaser shall not use, disseminate or in any way disclose any information contained in said business or Patient Records, except as required in the performance of Purchaser's duties hereunder, by operation of law, or as approved in writing by Seller. In addition, until the Closing Date, Purchaser shall not remove any Patient Records from the Premises. After the Closing Date, Seller shall not use, disseminate or in any way disclose any information contained in said business or Patient Records, except as required by operation  of law,  or as approved in writing by  Purchaser.

     11. ACCOUNTS.(a) Commencing as of the Closing Date, all billing to patients or their third- party payors for medical services provided in connection with the Facility shall be performed by Purchaser or its agent for its own account.
(a) Purchaser and Seller acknowledge and agree that all accounts receivable and capitation payments received by Seller for services provided by Purchaser after the Closing Date shall be the property of Purchaser and shall be forwarded to Purchaser within fifteen (15) days after receipt by Seller. Purchaser and Seller acknowledge and agree that all accounts receivable and capitation payments received by Purchaser for services provided by Seller before the Closing Date shall be the property of Seller and shall be forwarded to Seller within fifteen
(15) days after receipt by Purchaser. Purchaser and Seller further acknowledge and agree that, commencing as of the Closing, Purchaser shall be entitled to all accounts receivable and capitation payments with respect to services rendered in connection with the Facility on or subsequent to the Closing Date. (a) If Seller receives any payment after the Closing Date from or on behalf of a patient who is indebted to both Seller and Purchaser, such payment shall be credited according to the payor's instructions. If one party ("Indebted Party") owes an amount to the other party, such amounts shall be paid over to such other party, in cash or by certified check, within fifteen (15) days after receipt by the Indebted Party. (a) Purchaser shall provide Seller with access to patient records for the purpose of pursuing collection on outstanding accounts or resolving claims that pre-date the Closing.


12.  BENEFIT/ASSIGNMENT.   This Agreement shall be binding upon and inure
     to  the  benefit  of  the  parties  hereto,   and  their  respective  legal
representatives,  successors and assigns.

     13. EXPENSES. Each party shall bear all expenses incurred by it in connection with this Agreement and in the consummation and preparation for the transactions contemplated in this Agreement, including the fees of any attorney, accountant broker or adviser engaged by such party, except that Seller shall be responsible for, and pay, any and all sales and transfer taxes, upon the sale of the Assets.

     14. GOVERNING LAW. This Agreement shall be governed by the laws of the Commonwealth of Pennsylvania.

15.   MODIFICATION.   This  Agreement  may  not  be  amended  or
supplemented at any time unless by a writing executed by the parties hereto.

     16. ASSIGNMENT. Neither this Agreement nor any right created by this Agreement shall be assignable by any party without the prior written consent of the other party. Nothing in this Agreement is intended to confer on any person, other than the parties and their successors, any rights or remedies under or by reason of this Agreement.


17. NOTICE. Whenever under the provisions of this Agreement notice is required to be given, it shall be in writing and shall be deemed given when either served personally or mailed, return receipt requested to Seller or Purchaser at the following addresses:

  Seller Healthcare Imaging Services of Rittenhouse Square, Inc. c/o Healthcare Integrated Services, Inc.
          1040 Broad Street  Shrewsbury,  NJ 07702

          cc: John D.  Fanbug,  Esq.
              Brach, Eichler, Rosenberg, Silver, Bernstein, Hammer & Gladstone 101 Eisenhower Parkway
              Roseland, NJ 07068

     Purchaser  Rittenhouse  Imaging  Center,  L.P.
                1705  Rittenhouse Square
                Philadelphia,  PA 19103
                Attn: George Broder

               cc: Arthur  Brandolph,  Esq.
                   Schnader,  Harrison,  Segal & Lewis
                   1600 Market Street, Suite 3600
                   Philadelphia,PA 19103-7286

18. WAIVER. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.


     19. HEADINGS. The headings in this Agreement are solely for convenience or reference and shall not affect its interpretation.

20.  SEVERABILITY.  If any
provision of this Agreement shall be declared invalid or illegal for any reason whatsoever, then notwithstanding such invalidity or illegality, the remaining terms and provisions of the within Agreement shall remain in full force and effect in the same manner as if the invalid or illegal provisions had not been contained herein.

21. ENTIRE AGREEMENT.  This Agreement  constitutes the entire agreement between the parties hereto with respect to the sale of the Assets, and there are no agreements, understandings, restrictions, warranties, or representations between the parties other than those set forth herein or herein provided. Seller and Purchaser agree that each and every term and condition of this Agreement shall supersede any other agreement by and between Seller and Purchaser with respect to the Assets, whether oral or written, and all such prior agreements shall be declared null and void.

22. FURTHER ASSURANCES. Seller
and Purchaser agree that they will cooperate with each other in any manner which may be required to fully effectuate the complete terms and intent of this Agreement. Such cooperation shall include the execution of any instrument and the doing of any act necessary to effectuate the complete terms and intent of the Agreement.

23.  SURVIVAL  OF  REPRESENTATIONS  AND WARRANTIES.

All representations, warranties, covenants and agreements made by each party in this Agreement or in any exhibit, schedule, certificate, document or list delivered by any such party pursuant hereto shall survive the closing, and notwithstanding any investigation conducted before or after the closing or the decision of any party to complete the closing, each party hereto shall be entitled to rely upon the representations and warranties of the other parties


24. BEST EFFORTS. Seller shall use its best efforts with respect to matters within its control to cause the transactions contemplated by this Agreement to be consummated.

25. COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have hereto set their hands and seals as of the day and year first above written.

ATTEST:                       HEALTHCARE IMAGING SERVICES OF RITTENHOUSE
                              SQUARE,  INC.



                              By: /s/ Elliott H. Vernon
                                Name:   Elliott H. Vernon
                                Title:  Chairman of the Board and Chief
                                        Executive  Officer


                              RITTENHOUSE IMAGING CENTER, L.P.



                              By: /s/ George J. Broder
                                Name: George J. Broder
                                Title: President

         GUARANTEE OF FOX CHASE MEDICAL CENTER RADIOLOGY ASSOCIATES, PC

For good and sufficient consideration, the receipt of which is hereby acknowledged, Fox Chase Medical Center Radiology Associates, P.C., as of the date first above written, shall guarantee the prompt and punctual payment by Rittenhouse Imaging Center, L.P. of the Post-Closing Revenue Payments, if any, as more fully set forth under Section 2(a)(ii) hereof, equal to a maximum of Twenty-Five (25%) percent of the amount by which revenue generated at the Facility following the Closing Date exceeds Two Hundred Fifty Thousand ($250,000) Dollars in any calendar quarter, up to a maximum of Seven Hundred Thousand ($700,000) Dollars, being the amount, subject to Section 2(b) hereof, due and payable by Purchaser to Seller hereunder. Such guarantee shall expire upon the payment of all Post-Closing Revenue Payments due to Seller by

Purchaser,  if any,  with respect to revenues  generated  prior to the twentieth
(20th) complete calendar quarter following the Closing Date. Such guarantee shall include any Post-Closing Payment Balance that comes due under Section 2(b), but shall not include any amounts that come due by reason of the acceleration provisions in Section 2(a)(ii).

     FOX CHASE  MEDICAL  CENTER  RADIOLOGY  ASSOCIATES,  P.C.

                    By: /s/ George J. Broder, M.D.
                             George J. Broder, M.D.
                             President

               GUARANTEE OF HEALTHCARE INTEGRATED SERVICES, INC.


     For good and sufficient consideration, the receipt and sufficiency of which is hereby acknowledged, HEALTHCARE INTEGRATED SERVICES, INC. hereby guarantees, as surety, the obligations of the Seller under the Agreement, including, but not limited to, the representations, warranties, covenants and undertakings made by Seller under the Agreement, any breach thereof and any resulting damages therefrom.

    HEALTHCARE INTEGRATED SERVICES,  INC.

                    By: /s/ Elliott H. Vernon
                            Name: Elliott H. Vernon
                            Title: Chairman of the Board and Chief Executive Officer

                                   EXHIBIT 1A
                                   AssetsT 1A


                  List of Assets at Rittenhouse Square Imaging

10 Meridian telephonese
3 Sofas
2 End Tables
1 Coffee
Table 2 Arm Chairs
1 Television with VCR 1 Cable Box
2 Lamps
4 Pictures
6 rolling desk chairs
1 printer type 4019E01S/N11
1 Sharp UX3200 Facsimile machine
1 Sharp SF2022 Copier
1 Newco coffee pot
1 Sharp Carousel II microwave oven
1 Magic Chef ref.
1 Sanyo memo-scriber 6030 for dictation 3 metal shelves for filing films
3 paper towel dispensers
1 single view box
2 double view boxes
4 (3 section) view boxes all mounted on the walls
1 tempest computer (patient reports
stored in) with Komdo Monitor
1 Hewlett Packard laser jet 1100
1 Processor 3MXP515
1 3M Laser printer for films
1 MRI unit MRP 7000 1 MRI MRP 7000 console
1 computer board for MRI unit system serial #7049

                                   EXHIBIT 1B
                                 Excluded Assets
              List of Excluded Assets at Rittenhouse Square Imaging


2 computer monitors for the ADS System
1 computer model #70386
1 stamp machine

                                   EXHIBIT 1C
                               Assigned Contracts


                                      None

                                    EXHIBIT 2
                            Purchase Price Allocation

EquipmentPrice Allocation $1,150,000
----------------
Goodwill $150,000
Covenant Not to Compete $200,000

                                   EXHIBIT 3C
                              Regulatory Violations


                                      None

                                   EXHIBIT 3D
                                  Legal Actions

                                  None

                                   EXHIBIT 3E

                              Governmental Permits

                                      NONE

                                   EXHIBIT 3F

                                      Liens

                                   EXHIBIT 3K
                              Licenses and Consents
                              Licenses and Consents
                         Landlord Consent to Assignment
                  DVI Consent to Subordinated Security Interest

                                EXHIBIT 5(A)(ii)
                               Assignment of Lease

                                EXHIBIT 5(A)(iii)
                                Bill of Sale(iii)
                                  ---- -- ----
                                Bill of Sale(iii)
                                  ---- -- ----

   This Bill of Sale is delivered by Heathcare Imaging Services of Rittenhouse Square, Inc. ("HIS"), to Rittenhouse Imaging Center, L.P. ("Rittenhouse").


     BACKGROUND: For and in consideration of $1.00 and other good and valuable consideration, the receipt of which is hereby acknowledged, HIS hereby transfers, assigns and delivers to Rittenhouse, its successors and assigns, free and clear of all liens and encumbrances, all of HIS' right, title and interest in and to the Assets as such term is defined in the Asset Purchase Agreement by and between Rittenhouse and HIS, effective March 5, 2001and as set forth on Schedule A attached hereto. Further, HIS hereby represents and warrants to Rittenhouse that HIS has good and marketable title to the Assets and that the Assets are in good condition and working order.

     The representations, warrants, covenants and agreements made, and as applicable to this, Bill of Sale by HIS shall survive the execution and delivery of this Bill of Sale.

TO HAVE AND TO HOLD all such Assets hereby transferred to Rittenhouse and its successors and assigns forever.

IN WITNESS WHEREOF, HIS has executed this Bill of Sale effective as of the 5th day of March 2001.